EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT, made as of the 22nd day of October, 1999, by and between WACHOVIA CORPORATION (the "Corporation") and MICKEY W. DRY (the "Executive");

                                R E C I T A L S:

                  The Corporation desires to secure the services of the Executive in its behalf or in behalf of one or more of its subsidiaries for which the Executive shall render services hereunder from time to time, in accordance with the terms and conditions set forth herein. In addition, the Corporation desires to provide the Executive with an incentive to remain in the service of the Corporation or one or more of its subsidiaries by granting to the Executive "Continuation Benefits" as set forth below should his employment be terminated under circumstances described herein for which Continuation Benefits are provided.

                  NOW, THEREFORE, the Corporation and the Executive hereby mutually agree as follows:

                  1. a. Employment. The Executive shall devote his working time exclusively to the performance of such senior management duties for the Corporation or one or more of its subsidiaries as may be assigned to him by the Corporation from time to time, and shall perform such duties faithfully and to the best of his ability. Such duties shall be of a type for which the Executive is suited by background, experience and training, in the Corporation's sole discretion. References herein to duties performed for the Corporation and compensation and benefits payable or provided by the Corporation shall include duties performed for and compensation and benefits payable or provided by any subsidiary of the Corporation. The Executive may participate in other business activities, such as service on corporate, civic or charitable boards or committees, with the permission of the Corporation, and such activities shall be subject to the obligations in Section 7 below. The Executive agrees to use his best reasonable efforts to avoid unnecessary conflict between the Executive's duties to the Corporation and his pursuit of other business or civic or charitable interests.

                     e. Base Salary. During the employment of the Executive, the Executive shall receive an annual base salary ("Base Salary") at least equal to the annual base salary in effect for the Executive on the date of this Agreement. Base Salary shall be paid in accordance with the Corporation's normal payroll practices (but not less frequently than monthly). The Executive's Base Salary will be reviewed in accordance with the Corporation's standard procedures and may be increased from time to time consistent with such procedures. Effective as of the date of any such increase, the Base Salary as so increased shall be considered the new Base Salary for purposes of this Agreement, and may not thereafter be reduced except with the express written consent of the Executive.

                     c. Expenses. During the employment of the Executive, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies, practices and procedures of the Corporation at the time the expense is incurred.

                  2. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall continue in effect until January 31, 2001. References herein to the "term" of this Agreement shall mean the term described in the preceding sentence. The "term" shall not be deemed to refer to the Compensation Period described in Section 4.

                  3. Termination of Employment by the Corporation. The Corporation may terminate the employment of the Executive at any time for any reason; provided that except as set forth in Sections 6 and 7, the Corporation shall provide the Executive with Continuation Benefits as set forth in Section 4 if the Executive's employment is involuntarily terminated during the term of the Agreement. The Executive's employment shall be deemed to be involuntarily terminated if he is

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         terminated by the Corporation for any reason other than for "cause" as defined in Section 6, or if he voluntarily terminates employment because:

                           (a) his Base Salary is reduced without the
                  Executive's  consent, or

                           (b) the Corporation amends the Senior Executive
                  Retirement Agreement between the Corporation and the Executive (the "Retirement Agreement") without the Executive's consent, and such amendment materially reduces the benefits to which the Executive would have been entitled had such amendment not been made, or

                           (c) the duties and responsibilities assigned to the
                  Executive as of the date of this Agreement are materially reduced and the Executive does not consent to such material reduction of duties.

         In order for voluntary termination pursuant to (a), (b) and (c) of this Section to be effective: (1) the Executive must give written notice to the Corporation within sixty (60) days of an event specified in clauses
         (a), (b) or (c) above indicating that the Executive intends to terminate employment under this Section and which describes the reasons for such termination, (2) the Executive's voluntary termination under this Section must occur within ninety (90) days after an event described in clause (a), (b) or (c) of this Section, or within ninety
         (90) days after the last in a series of such events, and (3) the Corporation must have failed to remedy the event described in clause
         (a), (b) or (c) of this Section, as the case may be, within thirty (30) days after receiving the Executive's written notice. If the Corporation so remedies the event described in clause (a), (b) or (c) of this Section, the Executive may not terminate employment under this Section on account of the event specified in the Executive's notice.

                  4. Continuation Benefits. If the Executive's employment hereunder is involuntarily terminated as described in Section 3, he will be entitled to receive the cash compensation and benefits described in (a), (b) and (c) below (herein, "Continuation Benefits") for the period beginning with the date of such involuntary termination and ending with the earlier of (i) the third anniversary of the date of such termination, or (ii) the Normal Retirement Date of the Executive as defined in the Retirement Agreement (such period, is referred to herein as the "Compensation Period"). The duration of the Compensation Period shall not be affected by the fact that the term of this Agreement otherwise would end before such Period expires. The Continuation Benefits are as follows:

                           (a) Cash Compensation. The amount of cash
                  compensation to be received monthly during the Compensation Period shall equal one-twelfth of the sum of (i) the Executive's highest annual Base Salary from the Corporation in effect during the 12-month period before his involuntary termination, plus (ii) an amount equal to the average of the annual incentive compensation paid to the Executive by the Corporation, if any, for the three (3) full calendar years within the final five full calendar years of his employment which will produce the highest average (or shorter period if the executive has been employed less than five years) (and annualized for any partial calendar year); provided, that the incentive compensation to be recognized for this purpose shall be approved by the Management Resources and Compensation Committee in good faith and in its sole discretion, plus (iii) the average of any annual contributions by the Corporation (excluding participant contributions) in behalf of the Executive under the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation and the Wachovia Corporation Executive Deferred Compensation Plan (or any successor or replacement plans) for the three (3) full calendar years within the final five full calendar years of his employment which will produce the highest average (or shorter period if the executive has been employed less than five years) (and annualized for any partial calendar year). Each monthly payment of such cash compensation shall have deducted

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                  therefrom all payroll taxes and withholdings required by law.
                  Cash compensation shall not include any benefits or compensation provided to the Executive under the Wachovia Corporation Stock Plan, any similar plan or any successor or replacement plan.

                           (b) Employee Benefits. During the Compensation Period
                  the Executive shall be deemed to be continuing in the employment of the Corporation for the purpose of applying and administering employee benefit plans of the Corporation (other than any tax-qualified retirement plans) and individual contracts, if any, between the Corporation and the Executive providing supplemental or equalization payments or benefits with respect to the Executive. The Executive shall participate in any changes during the Compensation Period in benefit plans or programs applicable generally to employees of the Corporation, or to a class of employees which includes senior executives of the Corporation, but shall not have any right or option to participate in any such plan or program in which he was not a participant immediately prior to his involuntary termination of employment. Any individual contract between the Corporation and the Executive in effect at the time of his involuntary termination of employment may be terminated or amended by the Corporation to the extent permitted by the terms of such contract; provided, that during the Compensation Period the Corporation shall not, without the written consent of the Executive or except to the extent required by law, make any amendment to or terminate any one or more of the following individual contracts or plans if applicable to the Executive:
                  (i) the Retirement Agreement; and (ii) the Wachovia Corporation Executive Deferred Compensation Plan. The Corporation shall have no obligation to the Executive to make any change or improvement in the Retirement Agreement or the Deferred Compensation Plan during the Compensation Period even if the Corporation shall make changes or improvements during such period in similar contracts or plans, if any, with or for the benefit of other senior executives of the Corporation. Notwithstanding the foregoing, if the Corporation reasonably determines that providing continued coverage under one or more of its welfare benefit plans could adversely affect the tax treatment of other participants covered under the plans, or would otherwise have adverse legal ramifications, the Corporation may, in its discretion, either (1) provide other coverage at least as valuable as the continued coverage through insurance or otherwise, or (2) pay the Executive a lump sum cash amount that reasonably approximates the after-tax value to the Executive of the premiums for continued coverage, in lieu of providing such continued coverage.

                           (c) Stock Options, Restricted Awards, etc. The
                  Management Resources and Compensation Committee has determined, in the exercise of its administrative discretion under the Wachovia Corporation Stock Plan (and any successor or replacement plan thereto), that the termination of the Executive's employment under this Agreement shall not constitute either a "retirement" or a "displacement" of the Executive (as those terms are defined in the Wachovia Corporation Stock Plan), and that the Executive shall be deemed to continue in the employment of the Corporation during the Compensation Period for purposes of all outstanding stock options, restricted awards and other awards granted to the Executive under the Wachovia Corporation Stock Plan. At the end of the Compensation Period, and provided that the Corporation has not terminated the Executive's Compensation Period pursuant to Section 7 of this Agreement, the Executive will be deemed to have retired from employment with the Corporation for the purpose of establishing his rights under the Wachovia Corporation Stock Plan (and any successor or replacement plan thereto) and any applicable award agreement.


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         In the event that the Executive shall engage in full-time employment permitted hereunder for another employer or on a self-employed basis during the Compensation Period, his employment with the Corporation shall be deemed to have terminated for purposes of Section 4(b) as of the date he begins such full-time employment, but the payments in
         Section 4(a) shall continue for the remainder of the Compensation Period and the rights under Section 4(c) shall be applicable, in each case subject to the provisions of Section 7.

                  5. Voluntary Termination of Employment by the Executive. The Executive reserves the right to terminate his employment voluntarily at any time for any reason following at least ninety (90) days notice to the Corporation. If such notice shall be given, this Agreement shall terminate as of the effective date of termination as set forth in such notice (or the date ninety (90) days from the date of receipt by the Corporation of such notice, if no effective date shall be set forth therein), unless sooner terminated as provided in Section 3, 6 or 8. The Executive shall not be entitled to any form of Continuation Benefits as a result of such voluntary termination, except in the event of voluntary termination pursuant to Section 3 or Section 10 of this Agreement.

                  6. Termination for Cause. This Agreement shall immediately terminate and neither party shall have any further obligation hereunder (including but not limited to any obligation of the Corporation to provide Continuation Benefits) if the Executive's employment is terminated for "cause." Termination for cause shall occur when termination results from the Executive's (a) criminal dishonesty, (b) refusal to perform his duties hereunder on an exclusive and substantially full-time basis, (c) refusal to act in accordance with any specific substantive instructions of the Chief Executive Officer or the Board of Directors of the Corporation, or (d) engaging in conduct which could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interests of the Corporation. The determination whether a termination is for cause shall be made by the Management Resources and Compensation Committee of the Board of Directors of the Corporation (the "Committee"), and such determination shall be final and conclusive on the Executive and all other persons affected thereby.

                  7. Executive's Obligations; Early Termination of Compensation Period.

                           (a) During the Compensation Period, the Executive
                  shall provide consulting services to the Corporation at such time or times as the Corporation shall reasonably request, subject to appropriate notice and to reimbursement by the Corporation of all reasonable travel and other expenses incurred and paid by the Executive in accordance with the Corporation's current policy for expense reimbursement. In the event the Executive shall engage in full-time employment permitted hereunder during the Compensation Period for another employer or on a self-employed basis, his obligation to provide the consulting services hereunder shall be adjusted in accordance with the requirements of such employment.

                           (b) The Executive shall not disclose to any other
                  person the Corporation's or any of its subsidiaries' confidential information or trade secrets at any time during or after the term of this Agreement or the Compensation Period. The Executive shall regard all material non-public information as confidential. The Executive will at all times refrain from taking any action or making any statements, written or oral, which are intended to or which disparage the business, goodwill or reputation of the Corporation or any of its subsidiaries, or their respective directors, officers, executives or other employees, or which could adversely affect the morale of employees of the Corporation or any subsidiaries.

                           (c) The Executive shall not, without the
                  Corporation's written consent, engage in competitive employment at any time during the Compensation Period. The Executive shall be deemed to engage in competitive

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                  employment if he shall render services as an owner, employee, officer, director, consultant or otherwise, for himself or any employer which conducts a business or enterprise in any area where the Corporation or affiliate of the Corporation conducts business that competes directly or indirectly with the Corporation or affiliate of the Corporation.

                           (d) The Executive shall not, during the Compensation
                  Period, directly or indirectly, for himself or on behalf of any other person, partnership, company or corporation, induce or attempt to induce any employee of the Corporation to leave the employ of the Corporation, or in any way interfere with the relationship between the Corporation and an employee of the Corporation except in the proper exercise of the Executive's authority.

                           (e) In the event that the Executive shall refuse to
                  provide consulting services in accordance with paragraph (a) of this Section, or shall materially violate the terms and conditions of paragraph (b) or (c) of this Section, the Corporation may, at its election, terminate the Compensation Period and Continuation Benefits to the Executive. The Corporation may also initiate any form of legal action it may deem appropriate seeking damages or injunctive relief with respect to any material violations of paragraph (a), (b) or
                  (c) of this Section.

                           (f) The Committee shall be responsible for
                  determining whether the Executive shall have violated this
                  Section 7, and all such determinations shall be final and conclusive. Upon the request of the Executive, the Committee will provide an advance opinion as to whether a proposed activity would violate the provisions of paragraph (c) of this Section.

                  8. Death and Disability. In the event that, during the term of this Agreement or during the Compensation Period, the Executive shall die or shall become entitled to benefits under the Corporation's Long-Term Disability Plan, this Agreement shall thereupon terminate and neither the Executive nor any other person shall have any further rights or benefits hereunder (including any rights to Continuation Benefits). All rights pertaining to stock options and restricted stock awards held by the Executive as of the date of his death or disability shall be governed by the terms of such stock options and restricted stock awards (and applicable plans).

                  9. Other Severance Benefits. Except as provided in Section 4 of this Agreement, the Executive shall not be entitled to any other form of severance benefits, including benefits otherwise payable under any of the Corporation's regular severance plans or policies, irrespective of the circumstances of his termination of employment. The Executive agrees that the payments and benefits provided hereunder, subject to the terms and conditions hereof, shall be in full satisfaction of any rights which he might otherwise have or claim by operation of law, by implied contract or otherwise, except for rights which he may have under employee benefit plans of the Corporation or other individual written contracts with the Corporation.

                  10.      Change of Control.

                           (a) Notwithstanding any other provision of this
                  Agreement, if the Executive voluntarily terminates his employment for any reason, or he is involuntarily terminated, except pursuant to Section 6 (Termination for Cause), during the period beginning on the date of a Change of Control (as defined in Section 10(b) herein) and ending on the third anniversary of such date, then in either event the Executive shall be entitled to receive the Continuation Benefits described in Section 4 for a period of three years beginning with the date of such termination (without regard to the Executive's Normal Retirement Date or the last date this Agreement could terminate).

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                           (b) For the purposes herein, a "Change of Control"
                  shall be deemed to have occurred on the earliest of the following dates:

                                    (i) The date any entity or person shall have
                  become the beneficial owner of, or shall have obtained voting control over, thirty (30%) percent or more of the outstanding Common Stock of the Corporation;

                                    (ii) The date the shareholders of the
                  Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Corporation; or

                                    (iii) The date there shall have been a
                  change in a majority of the Board of Directors of the Corporation within a twelve month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve month period.

         For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

                           (c) (i) In the event it shall be determined that any
                  payment, benefit or distribution (or combination thereof) by the Corporation or one or more trusts established by the Corporation for the benefit of its employees, to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1996, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                                    (ii) Subject to the provisions of Section
                  10(c)(iii), all determinations required to be made under this
                  Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for an individual, entity or group effecting the change in ownership or effective control (within the meaning of Section 280G of the Code), the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm -53-
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                  shall then be referred to as the Accounting Firm hereunder).
                  All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Corporation to the Executive within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 10(c)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                                    (iii) The Executive shall notify the
                  Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                                     (A) give the Corporation
                           any information reasonably requested by the Corporation relating to such claim;

                                                     (B) take such action in
                           connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation;

                                                     (C) cooperate with the
                           Corporation in good faith in order to effectively contest such claim; and

                                                     (D) permit the Corporation
                           to participate in any proceedings relating to such claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 10(c)(iii), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one

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                           or more appellate courts, as the Corporation shall
                           determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Executive is required to extend the statute of limitations to enable the Corporation to contest such claim, the Executive may limit this extension solely to such contested amount. The Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                    (iv) If, after the receipt by the Executive
                   of an amount advanced by the Corporation pursuant to Section 10(c)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 10(c)(iii)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by Company pursuant to Section 10(c)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  11. Release and Waiver of Claims. In consideration of any Continuation Benefits the Corporation provides to the Executive under this Agreement, the Executive upon termination of employment with the Corporation shall execute a separate release and waiver of claims in a form acceptable to the Corporation. The Executive shall not be eligible for any Continuation Benefits until he has executed such release and waiver of claims.

                  12. Notices. All notices hereunder shall be in writing and deemed properly given if delivered by hand and receipted or if mailed by registered mail, return receipt requested. Notices to the Corporation shall be directed to the Secretary of the Corporation with a copy directed to the Corporation's General Counsel. Notices to the Executive shall be directed to his last known address. Notice may not be provided by e-mail.

                  13.      Miscellaneous.

                           (a) The waiver, whether express or implied, by either
                  party of a violation of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent violation of any such provision.

                           (b) No right, benefit or interest hereunder shall be
                  subject to assignment, encumbrance, charge, pledge, hypothecation or set off in respect of any claim, debt or obligation, or similar process.

                           (c) This Agreement may not be amended, modified or
                  canceled except by written agreement of the parties.

                           (d) Words used in this Agreement in the singular
                  shall include the plural, and the plural shall include the singular and words in the feminine or

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                  masculine shall include the masculine and feminine,
                  respectively, and the neuter.

                           (e) In the event that any provision or portion of
                  this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

                           (f) This Agreement shall be binding upon and inure to
                  the benefit of the Executive and the Corporation, and their respective heirs, successors and assigns.

                           (g) No benefit or promise hereunder shall be secured
                  by any specific assets of the Corporation. The Executive shall have only the rights of an unsecured general creditor of the Corporation in seeking satisfaction of such benefits or promises.

                           (h) This Agreement shall be governed by the construed
                  in accordance with the laws of the State of North Carolina.

                           (i) This Agreement sets forth the entire agreement
                  and understanding of the parties hereto with respect to the matters covered hereby, and replaces any predecessor employment agreement between the parties hereto, and any such predecessor agreement shall be deemed terminated and neither party thereto shall have any rights or obligations thereunder.

                  IN WITNESS WHEREOF, this Agreement has been executed by or in behalf of the parties hereto as of the date first above written.


                                            WACHOVIA CORPORATION


                                         By:  __________________________________
                                                   Chief Executive Officer

Attest:


-------------------------------------
Secretary

[Corporate Seal]

                                            _____________________________ (Seal)
                                                        EXECUTIVE



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